                                                                    EXHIBIT 10.2

                        EXECUTIVE EMPLOYMENT AGREEMENT


     This Executive Employment Agreement ("Agreement"), including the attached Exhibit "A", is entered into by and between Halliburton Company, a Delaware corporation having offices at 3600 Lincoln Plaza, 500 N. Akard Street, Dallas, Texas 75201-3391 ("Employer"), and Donald C. Vaughn, an individual currently residing at 6119 Glendora, Dallas, Texas 75230 ("Employee"), to be effective on the later of the date of execution of this Agreement by the parties hereto or the effective date of the merger between Halliburton N.C., Inc. and Dresser Industries, Inc. (the "Merger") pursuant to the terms of that certain Agreement and Plan of Merger (the "Merger Agreement") by and among Employer, Halliburton N.C., Inc. and Dresser Industries, Inc. ("Dresser") dated February 25, 1998 (the "Effective Date").

                                  WITNESSETH:

     WHEREAS, Employer is desirous of employing Employee pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Employee is desirous of entering the employ of Employer pursuant to such terms and conditions and for such consideration.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:

ARTICLE 1:          EMPLOYMENT AND DUTIES

1.1 Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning as of the Effective Date and continuing until March 31, 2001 (the "Term"), subject to the terms and conditions of this Agreement.

1.2 Beginning on the Effective Date, Employee shall be employed as Vice Chairman of Employer. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such policies and procedures as Employer may establish from time to time, including, without limitation, the Halliburton Company Code of Business Conduct.

1.3 Employee shall, during the period of Employee's employment by Employer, devote Employee's full business time, energy, and best efforts to the business and affairs of Employer. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, is contrary to the interests of Employer, or requires any significant portion of

Executive Employment Agreement
Donald C. Vaughn


     Employee's business time. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investments and other business activities which do not conflict with the business and affairs of the Employer or interfere with Employee's performance of his duties hereunder. In that regard, Employee may serve on the board of directors of up to three unaffiliated corporations of his choice. Except as provided in the preceding sentence, Employee may not serve on the board of directors of any entity other than the Employer during the Term without the approval of the Audit Committee of the Employer's Board of Directors in accordance with the Employer's policies and procedures regarding such service, which approval will not be unreasonably withheld. Employee shall be permitted to retain any compensation received for such service on other corporations' boards of directors.

1.4 Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Employer and to do no act which would intentionally injure Employer's business, its interests, or its reputation. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Employer, or any of its affiliates, involves a possible conflict of interest. In keeping with Employee's fiduciary duties to Employer, Employee agrees that Employee shall not knowingly become involved in a conflict of interest with Employer, or its affiliates, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees that Employee shall disclose to the Audit Committee of the Employer's Board of Directors any facts which might involve a possible conflict of interest.

ARTICLE 2:          COMPENSATION AND BENEFITS

2.1 Employee's base salary during the Term shall be payable at the rate of not less than $600,000.00 per annum which shall be paid in accordance with the Employer's standard payroll practice for its executives. Employee's base salary may be increased from time to time during the Term in a manner similar to that used to establish the base salary of other members of the Executive Committee of Employer, with the approval of the Compensation Committee of Employer's Board of Directors. Such increased base salary shall become the minimum base salary under this Agreement and may not be decreased during the Term.

2.2 Employee shall be entitled to receive the bonus earned under the Dresser 1998 Executive Incentive Compensation Plan (the "Dresser EVA Plan") for its fiscal year ended October 31, 1998, based upon the actual level of attainment of Dresser's established performance targets for the period ended October 31, 1998 or, if the actual level of performance cannot be determined, a reasonable estimate thereof, provided he remains

Executive Employment Agreement
Donald C. Vaughn


     employed by the Employer during the entirety of such period. Such bonus shall be payable by Dresser in a single lump sum payment as soon as practicable following October 31, 1998. For the period November 1, 1998 through December 31, 1998, Employee shall be entitled to a bonus in an amount determined as follows: (i) Employee's base salary shall be multiplied by the same percentage of base salary as used in the calculation of Employee's bonus earned under the Dresser EVA Plan for the period ended October 31, 1998 and (ii) the product thereof shall be multiplied by two-twelfths (2/12). Beginning January 1, 1999 and for the remainder of the Term, Employee shall participate in Employer's Annual Performance Pay Plan, or any successor annual incentive plan approved by the Compensation Committee of Employer's Board of Directors (the "CVA Plan"); provided, however, that if the bonus amount earned by Employee for any plan year during the Term is less than the average of bonus amounts earned by Employee under the Dresser EVA Plan or the predecessor annual incentive plan for the fiscal years ended October 31, 1997 and 1998 (the "Average Dresser Bonus"), Employer shall pay to Employee an additional cash bonus equal to the difference. For plan year 2000, the CVA Plan bonus earned shall be prorated through the last day of the Term and the Average Dresser bonus shall likewise be prorated through such period for the purpose of determining whether or not an additional bonus is payable.

2.3. During theTerm, Employee shall participate in the Halliburton Company 1993 Stock and Long-Term Incentive Plan, or any successor stock-related plan adopted by Employer's Board of Directors, in the same grant cycle for awards under such plan as the other members of Employer's Executive Committee.

2.4 Employer shall, as of the effective time of the Merger, adopt Dresser's Supplemental Executive Retirement Plan, with such amendments thereto as may be necessary or appropriate to reflect the Merger and the applicable provisions of Section 7.09 of the Merger Agreement, and Employee shall continue to participate in such plan in accordance with its terms, as such may be revised.

2.5 From and after the Effective Date, Employer shall pay, or reimburse Employee, for all ordinary, reasonable and necessary expenses which Employee incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees and expenses associated with membership in various professional, business and civic associations and societies of which Employee's participation is in the best interest of Employer.

2.6 While employed by Employer, Employee shall be allowed to participate, on the same basis generally as other executive employees of Employer, in all general employee benefit plans

Executive Employment Agreement
Donald C. Vaughn


     and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Employer to all or substantially all of Employer's executive employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and qualified and non-qualified retirement plans. Except as specifically provided herein, nothing in this Agreement is to be construed or interpreted to increase or alter in any way the rights, participation, coverage, or benefits under such benefit plans or programs than provided to executive employees pursuant to the terms and conditions of such benefit plans and programs.

2.7 Except for the programs and/or plans provided in Sections 2.1, 2.2 and 2.9 herein, Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally.

2.8 Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

2.9 Employer has assumed certain obligations with respect to certain plans and programs of Dresser pursuant to Section 7.09 of the Merger Agreement. With respect to Employee, such plans and programs include the following:

     a. Exhibit A hereto sets forth the Dresser stock options and tandem restricted shares held by Employee as of May 12, 1998. Employer acknowledges its obligations to assume the Dresser stock options and the Dresser stock plans as, and to the extent provided, under Section
          7.09 of the Merger Agreement and to issue upon exercise of outstanding stock options shares of Employer common stock on a one-to-one ratio (adjusted pursuant to Section 3.01(a) of the Merger Agreement, if applicable) in accordance with the terms of the Dresser stock plans and the underlying stock option agreements. As of the Effective Date, Employee shall continue to be entitled to all his stock option and tandem restricted share rights under outstanding stock options held by Employee prior to the Effective Date.

     b. Employee has 55,109 stock units in Dresser's Deferred Compensation Plan, and Employer hereby recognizes its obligation to perform and pay out such compensation pursuant to the terms of such plan.

Executive Employment Agreement
Donald C. Vaughn


     c. Employee is a participant in Dresser's Performance Stock Unit Program for the four (4) year cycles FY 1994 - 1997 and FY 1996 - 1999. Employer hereby recognizes its obligation to pay and perform under such plan pursuant to its terms with such reasonable estimates of the earnings and equity of Dresser for the latter cycle as may be necessitated by the Merger. Employer recognizes that the performance target for the FY 1996-1999 cycle of such plan is average Return on Equity of 15% or greater.

     d. Employee is a participant in Dresser's Executive Life Insurance Program. Employer acknowledges its obligations to maintain such program for the benefit of Employee.

     e. Employee is a participant in Dresser's Supplemental Executive Retirement Plan. Employer hereby acknowledges its obligations under
          Section 2.4 hereof and its obligations under Section 7.09 of the Merger Agreement to maintain such plan with respect to Employee with the offset under such plan to take into account any employer provided retirement benefits under any plans or programs of Employer or any of its subsidiaries.

     f. Employee is eligible for Dresser's Retiree Medical Benefit Plan and Employer hereby acknowledges its obligations to maintain such plan for the benefit of Employee, except to the extent that any modifications thereto are consistent with changes in the medical plans provided by Employer and its subsidiaries for similarly situated active employees.

     g. Employee is fully vested in the M. W. Kellogg Long-Term Performance Plan and the M. W. Kellogg Retirement Plan. Employer recognizes its obligation to Employee pursuant to these plans.

2.10 Employee shall be eligible to participate in the Halliburton Elective
     Deferral Plan of   Employer.

ARTICLE 3:          TERMINATION PRIOR TO EXPIRATION OF TERM AND
                    EFFECTS OF SUCH TERMINATION:

3.1 Employee's employment with Employer shall be terminated (i) upon the death of Employee, (ii) upon Employee's permanent disability (permanent disability being defined as Employee's physical or mental incapacity to perform his usual duties as an employee with such condition likely to remain continuously and permanently); provided, however,

Executive Employment Agreement
Donald C. Vaughn


     that in the event of such permanent disability, Employee's employment and full compensation and benefits shall be continued hereunder until the end of the Term, with Employee's compensation during such period being reduced by any Employer-financed disability benefits, (iii) at any time during the Term by Employer upon notice to Employee or by Employee upon sixty (60) days' notice to Employer for any or no reason.

3.2 If Employee's employment is terminated by reason of a "Voluntary Termination" (as hereinafter defined), the death of Employee, permanent disability of Employee (as defined in Section 3.1) or by the Employer for "Cause" (as hereinafter defined), all future compensation to which Employee is otherwise entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination, except as specifically provided in this Section 3.2 and in Section 3.1(ii).
     Employee, or his estate in the case of Employee's death, shall be entitled to pro rata base salary through the date of such termination and shall be entitled to any individual bonuses or individual incentive compensation not yet paid but payable under Employer's plans for years prior to the year of Employee's termination of employment, but shall not be entitled to any bonus or incentive compensation for the year in which Employee's employment is terminated or any other payments or benefits by or on behalf of Employer except for those which may be payable pursuant to the terms of Dresser's or Employer's employee benefit plans (as hereinafter defined), stock, stock option, incentive compensation or deferred compensation plans or the applicable agreements underlying such plans. For purposes of this Section 3.2, a "Voluntary Termination" of the employment relationship by Employee prior to expiration of the Term shall be a termination of employment in the sole discretion of and at the election of Employee, other than (i) a termination of Employee's employment because of a material breach by Employer of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice of such breach by Employee to Employer or (ii) a termination of Employee's employment within six (6) months of a material reduction in Employee's rank or responsibility with Employer. For purposes of this Section 3.2, the term "Cause" shall mean any of (i) Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement; (ii) Employee's final conviction of a felony; or (iii) Employee's material breach of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach.

3.3 If Employee's employment is terminated for any reason other than as described in the first sentence of Section 3.2 above during the Term, Employee shall nevertheless continue to receive his full compensation (base salary and bonus) and benefits under this Agreement for the duration of the Term. The amounts paid pursuant to this Section 3.3 to Employee shall be in consideration of Employee's continuing obligations hereunder after such

Executive Employment Agreement
Donald C. Vaughn


     termination (including, without limitation, Employee's non-competition obligations). Employee shall not be under any duty or obligation to seek or accept other employment following a termination of employment pursuant to which payments under this Section 3.3 are owing and the amounts due Employee pursuant to this Section 3.3 shall not be reduced or suspended if Employee accepts subsequent employment or earns any amounts as a self-employed individual. If Employee should die while receiving compensation and benefits pursuant to this Section 3.3, such compensation and benefits shall be prorated through the date of his death and paid to his estate, but all future compensation and benefits shall cease and terminate as of the date of Employee's death except for those which may be payable pursuant to the terms of Dresser's or Employer's employee benefit plans (as hereinafter defined), stock, stock option, incentive compensation or deferred compensation plans or the applicable agreements underlying such plans. Employee's rights under this Section 3.3 are Employee's sole and exclusive rights against the Employer or its affiliates and the Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort or otherwise, for the termination of his employment relationship with Employer. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer based upon Employee's termination of employment for any monies other than those specified in this Section 3.3. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys' fees), in connection with such suit, claim, demand or cause of action. Nothing contained in this Section 3.3 shall be construed to be a waiver by Employee of any benefits accrued for or due Employee under any employee benefit plan (as such term is defined in the Employees' Retirement Income Security Act of 1974, as amended) or any of the benefits, plans or programs provided for in Section 2.09 hereof maintained by Dresser or Employer except that Employee shall not be entitled to any severance benefits pursuant to any severance plan or program of Employer.

3.4 It is expressly acknowledged and agreed that the decision as to whether "Cause" exists for termination of the employment relationship by the Employer and whether and as of what date Employee has become permanently disabled is delegated to the Board of Directors of Employer for determination. If Employee disagrees with the decision reached by Employer, the dispute will be limited to whether the Board of Directors of Employer reached this decision in good faith.

3.5 Termination of the employment relationship does not terminate those obligations imposed by this Agreement which are continuing obligations, including, without limitation, Employee's obligations under Articles 4 and 5.

Executive Employment Agreement
Donald C. Vaughn


ARTICLE 4:          OWNERSHIP AND PROTECTION OF INTELLECTUAL
                    PROPERTY AND CONFIDENTIAL INFORMATION

4.1 All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Employer (whether during business hours or otherwise and whether on Employer's premises or otherwise) which relate to Employer's business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks), and all writings or materials of any type embodying any of such items, shall be disclosed to Employer and are and shall be the sole and exclusive property of Employer.

4.2 Employee acknowledges that the businesses of Employer and its affiliates are highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Employer, or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Employer, and its affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer, or its affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial or other legal proceeding in which Employee's legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that Employee shall, to the extent practicable and lawful in any such events, give prior notice to Employer of his intent to disclose any such confidential business information in such context so as to allow Employer an opportunity (which Employee will not oppose) to obtain such protective orders or similar relief with respect thereto as it may deem appropriate.

Executive Employment Agreement
Donald C. Vaughn


4.3 All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee's employment by Employer which contain or disclose confidential business information or trade secrets of Employer, or its affiliates shall be and remain the property of Employer, or its affiliates, as the case may be. Upon termination of Employee's employment by Employer, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Employer.

ARTICLE 5:          POST-EMPLOYMENT AND NON-COMPETITION OBLIGATIONS

5.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 5. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any geographic area or market where Employer or any of their affiliated companies are conducting any business (other than de minimis business operations) as of the date of termination of the employment relationship or have during the previous twelve (12) months conducted any business (other than de minimis business operations):

     (i) engage in any business directly competitive with any business (other than de minimis business operations) conducted by Employer or any of Employer's affiliates:

     (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business directly competitive with any business (other than de minimis business operations) conducted by Employer or any of Employer's affiliates; or

     (iii) induce any employee of Employer or any of its affiliates (other than Employee's personal secretary or administrative assistant) to terminate his employment with Employer, or its affiliates, or hire or assist in the hiring of any such induced employee by any person, association, or entity not affiliated with Employer.

     These non-competition obligations shall extend until one (1) year after termination of the employment relationship between Employer and Employee. The above notwithstanding, nothing in this Section 5.1 shall prohibit Employee from engaging in or being employed by any entity that engages in the provision of management consulting or other consulting services to third parties, even where such entity on occasion renders advice or services to,

Executive Employment Agreement
Donald C. Vaughn


     or otherwise assists, any other person, association, or entity who is engaged, directly or indirectly, in any business directly competitive with any business conducted by Employer or any of Employer's affiliates, so long as Employee does not personally, directly or indirectly (i) participate in rendering such advice, services or assistance to any such competing person, association or entity, (ii) provide any information or other assistance to any other person employed by Employee or by any such consulting entity for use, directly or indirectly, in rendering such assistance to any competing person, association or entity or (iii) engage in any conduct which would be violative of the provisions of Article 4 hereof.

5.2 Employee understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by Employee, and agrees that Employer, on its own behalf or on behalf of any of its affiliates, shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Employer, including, without limitation, the recovery of damages from Employee and his agents involved in such breach.

5.3 It is expressly understood and agreed that Employer and Employee consider the restrictions contained in this Article 5 to be reasonable and necessary to protect the proprietary information and/or goodwill of Employer and its affiliates. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

ARTICLE 6:          MISCELLANEOUS

6.1 For purposes of this Agreement, (i) the terms "affiliates" or affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Employer or in which Employer has a 50% or more equity interest, and (ii) any action or omission permitted to be taken or omitted by Employer hereunder shall only be taken or omitted by Employer upon the express authority of the Board of Directors of Employer or of any Committee of the Board to which authority over such matters may have been delegated.

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Executive Employment Agreement
Donald C. Vaughn


6.2 For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when received by or tendered to Employee or Employer, as applicable, by prepaid courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Employer, Halliburton Company at its corporate headquarters to the attention of the General Counsel of Halliburton Company.

          If to Employee, to his last known personal residence.

6.3 This Agreement shall be governed in all respects by the laws of the State of Texas, without regard to any conflict-of-law rule or principle, unless preempted by federal law, in which case federal law shall govern.

6.4 No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

6.5 It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

6.6 This Agreement shall be binding upon and inure to the benefit of Employer and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer, other than in the case of death or incompetence of Employee.

6.7 This Agreement replaces and merges any previous agreements and discussions pertaining to the subject matter covered herein. Further, this Agreement specifically replaces and terminates that certain Employee Severance Agreement between Employee and Dresser dated February 25, 1998. This Agreement constitutes the entire agreement of the parties with regard to such subject matter, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such subject matter. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matter, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of Employer.

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement at Dallas, Texas in multiple originals to be effective on the date first stated above.


                                         HALLIBURTON COMPANY


                                         By:
                                            ------------------------------------
                                              Richard B. Cheney
                                              Chairman of the Board and
                                              Chief Executive Officer


                                         EMPLOYEE


                                         By:
                                            ------------------------------------
                                         Name:    Donald C. Vaughn


Date:
     ---------------------------------

                                  Exhibit A to
                         Executive Employment Agreement
                      By and Between Donald C. Vaughn and
                              Halliburton Company


                             STOCK OPTION STATEMENT

 Grant        Grant            Options   Options         Option     Expiration     Options
  Date        Type             Granted  Outstanding      Price        Date          Vested
--------------------------------------------------------------------------------------------------------
1/21/1993     NQSO        R     54,869     53,432      $21.46000    1/20/2003       53,432    current

11/16/1995    NQSO        R      8,333      8,333      $21.75000    11/15/2005       8,333    current

11/16/1995    NQSO        R      6,354      6,354      $23.75000    11/15/2005       6,354    current

11/16/1995    NQSO        R      4,451      4,451      $25.75000    11/15/2005       4,451    current

1/18/1996     NQSO        R      3,033      3,033      $23.87500    1/17/2006        3,033    current

1/18/1996     NQSO        R      3,033      3,033      $25.87500    1/17/2006        3,033    current

1/18/1996     ISO         R      3,034      3,034      $27.87500    1/17/2006        3,034    current

1/16/1997     Restricted        15,000                   $.00000                         0    current
                                                                                    15,000 on 11/21/1999

11/20/1997    ISO         R      2,572      2,572      $38.87500    11/19/2007           0    current
                                                                                     2,572 on 11/20/1999

11/20/1997    NQSO        R    174,528    174,528      $38.87500    11/19/2007           0    current
                                                                                   174,528 on 11/20/1999

1/5/1998      Restricted         3,277                   $.00000                         0    current
                                                                                     3,277 on 1/4/2001

1/5/1998      Restricted           236                   $.00000                         0    current
                                                                                       236 on 1/4/2001

1/15/1998     ISO         R        419        419      $36.81250    1/14/2008            0    current
                                                                                       419 on 7/15/1998

1/15/1998     NQSO        R      5,594      5,594      $36.81250    1/14/2008            0    current
                                                                                     5,594 on 7/15/1998

1/15/1998     NQSO        R      6,012      6,012      $38.81250    1/14/2008            0    current
                                                                                     6,012 on 1/15/1999

1/15/1998     ISO         R      2,450      2,450      $40.81250    1/14/2008            0    current
                                                                                     2,450 on 1/15/2000

1/15/1998     NQSO        R      3,562      3,562      $40.81250    1/14/2008            0    current

As of 5/12/1998                   Page 1 of 2

                                  Exhibit A to
                         Executive Employment Agreement
                      By and Between Donald C. Vaughn and
                              Halliburton Company

                             STOCK OPTION STATEMENT

 Grant        Grant            Options   Options         Option     Expiration     Options
  Date        Type             Granted  Outstanding      Price        Date          Vested
--------------------------------------------------------------------------------------------------------
                                                                                     3,562 on 1/15/2000
--------------------------------------------------------------------------------------------------------
                  TOTAL STOCK OPTIONS EXERCISABLE                                   81,670


As of 5/12/1998                   Page 2 of 2